November 14, 2007

Landa Ventures
7 Menachem Begin St.
Ramat Gan 52521
Israel

Ladies and Gentelmen,

Reference is hereby made to that certain Letter Agreement entered into between us on March 28, 2007 (the "March '07 Loan Agreement") pursuant to which you have agreed to lend IXI Mobile, Inc., a Delaware corporation (the "Company") an aggregate total principal amount of up to $ US$2,000,000 (the "March '07 Loan"). Such loan was guaranteed by IXI Mobile (R&D) Ltd., an Israeli limited liability company and the Company's wholly owned subsidiary (the "Subsidiary").

Further reference is hereby made to that certain Letter Agreement (as amended) entered into between us on June 19, 2006 (the "June '06 Letter Agreement") providing for the extension by you of a guaranty previously provided by you to Bank Leumi Le’Israel Ltd. (the "Bank") to secure the obligations of the Subsidiary in connection with that certain line of credit (the "LOC") and loan (the "June '06 Loan") obtained by the Subsidiary from the Bank in the aggregate principal commitment amount of $8,000,000.

The purpose of this Letter Agreement is to set forth the terms and conditions of our understanding and agreement relating to the repayment of the principal amount under the March '07 Loan and the remainder of the unconverted principal amount of the June '06 Loan, by way of converting such amounts into fully paid and non-assessable shares of the Company's Common Stock, par value $0.0001 per share (“IXI Stock”).

Unless otherwise defined below, all capitalized terms herein shall have the meanings assigned to such terms in the March '07 Loan Agreement.

1.	Repayment by Conversion.

1.1.
Current Unpaid Principal Amount of March '07 Loan. By your signature below you acknowledge and agree that the principal amount owed by the Company to you under the March '07 Loan as of the date hereof, is $2,000,000 (being the entire outstanding principal (the "Converted Debt")).

1.2.
Repayment by Conversion of Debt. Notwithstanding anything to the contrary in the March '07 Loan Agreement, you hereby elect to convert the Convertible Debt under the March '07 Loan into 555,556 shares of IXI Stock.

1.3.
Assumption and Conversion of Debt. Notwithstanding anything to the contrary in the June '06 Letter Agreement you hereby elect: (i) to assume the remaining portion of the debt currently owed by the Subsidiary to the Bank under the LOC in the amount of $592,000 (the "Assumed Debt"); and (ii) to, concurrently upon said assumption, convert each your respective portion of the Assumed Debt into 164,444 shares of IXI Stock.

1.4.
Warrant Coverage. As an inducement to you to convert the Converted Debt and Assumed Debt into shares of IXI Stock, the Company will issue to you, in addition to the shares of IXI Stock issued to you under Sections 1.2 and 1.3 above, a warrant (the "IXI Warrant") to purchase 432,000 of IXI (equaling 60% percent of the number of shares of IXI Stock issued to you upon conversion of the Converted Debt under Sections 1.2 and 1.3 above). The IXI Warrant shall be substantially in the form attached hereto as Exhibit A.

1.5.
Termination of Repayment and Guarantee Obligations. You hereby agree that upon conversion of the Converted Debt and Assumed Debt into IXI Stock and issuance to you of the IXI Warrant, the Company's repayment obligations and the Subsidiary's guarantee obligations with respect to the Converted Debt pursuant to the March '07 Loan Agreement and the Subsidiary's repayment obligations and the Company's guarantee obligations with respect to the Assumed Debt pursuant to the June '06 Loan, shall terminate and be deemed fully discharged and satisfied and the March '07 Loan Agreement and June '06 Loan Agreement shall terminate and be of no further force and effect with respect to the Converted Debt and Assumed Debt.

2. Representations and Warranties.

A. You hereby represent and warrant as follows:

(a) You have all requisite power and authority to execute, deliver and perform this Letter Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Letter Agreement you, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof and the due consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on your part. This Letter Agreement, when executed and delivered by you, will constitute valid and legally binding obligations on you, enforceable in accordance with their terms.

(b) You acknowledge that the IXI Stock and IXI Warrant (collectively, the "Securities") you receive are not registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or in any state and that you must hold such Securities for an indefinite period unless the Securities are subsequently registered or a Federal and state exemption from such registration is available.

(c) You are acquiring the Securities for your own account, as a profit-motivated investment, and without the participation of any person in any part of such acquisition. You do not intend to divide your participation with others or to resell or otherwise dispose of all or any part of the Securities in violation of the Securities laws of the United States.

(d) You have ad full access to any and all information with regard to the transaction contemplated hereunder and the Company, including financial statements and other documents, that you deem relevant to the acquisition, and you have had full access to management of the Company to obtain whatever information you deemed relevant to your acquisition of the Securities. You acknowledge that you have received all information requested from the Company and are satisfied with all such information, and no additional information is needed or required for execution of this Letter Agreement.

(e) You understand that the purchase of the Securities involve substantial risk. You confirm that you have experience as an investor in securities of companies in the development stage and acknowledges that you re able to fend for yourself, can bear the economic risk of your investment in the Securities and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of this investment in the Securities and protecting your own interests in connection with this investment.

(f) You understand that the Securities are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, you represent that you are familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understand the resale limitations imposed thereby and by the 1933 Act. You understand that the Company is under no obligation to register any of the Securities.

(g) You are either (i) not a “U.S. Person” as such term is defined in Rule 902 (the provisions of which are known to such Lender) promulgated under the 1933 Act, or (ii) an “accredited investor,” as such term is defined in Rule 501 (the provisions of which are known to such Lender) promulgated under the 1933 Act.

(h) At no time were you presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

B. We hereby represent and warrant as follows:

(a) Authority. We have all necessary corporate power and authority to execute and deliver this Letter Agreement and the Warrant, (the Letter Agreement and the Warrant are collectively referred to as the "Transaction Agreements"), to perform our obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Agreements by us and the consummation by us of the transactions contemplated hereby or thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on our part are necessary to authorize the Transaction Agreements or to consummate the transactions contemplated hereby or thereby. Each of the Transaction Agreements has been duly and validly executed and delivered by applicable parties and constitutes a legal, valid and binding obligation of us, enforceable against us in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Company’s Board of Directors (the "Board") has approved this Agreement, the Transaction Agreements and the transactions contemplated hereby or thereby and such approvals are sufficient so that the restrictions on business combinations set forth in any Federal or State laws or regulations applicable to us and no other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation, (and any similar provisions, each a “Takeover Statute”), and no anti-takeover provision in our amended certificate of incorporation or by-laws shall not apply to any of the transactions contemplated hereby or thereby, including, but not limited to, any exercise of the Warrant.

(b) No Conflict; Required Filings and Consents. (a) The execution and delivery of the Transaction Agreements by us do not, and the performance of this Letter Agreement and the Transaction Agreements by us will not, (i) conflict with or violate our Certificate of Incorporation or By-laws, (ii) conflict with or violate any United States or other statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to us or by which of our any property or asset is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any of our property or asset pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on us.

(c) Our execution and delivery of this Letter Agreement and the Transaction Agreements do not, and the performance of this Letter Agreement and the Transaction Agreements by us will not, require any consent, approval, authorization or permit of, or filing with or notification to, any foreign, United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission (including any stock exchange or inter-dealer quotation system) or any court, tribunal, or judicial or arbitral body.

(d) SEC Filings; The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since June 6, 2007, and such filings are available to you, in the form filed with the SEC, all forms, reports and other registration statements filed by the Company with the SEC (such forms, reports and other documents referred to above being, collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder existing at the time the Company SEC Reports were filed, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

(e) Valid Issuance of Common Stock. The Common Stock that is being purchased by you hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws. The shares of Common Stock issuable upon exercise of the Warrant have been duly and validly reserved for issuance and, upon issuance, will be duly authorized, validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Letter Agreement and the Transaction Agreements and under applicable state and federal securities laws.

(f) Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Letter Agreement and the Transaction Agreements for which you will have any liability or responsibility based on any arrangement or agreement binding upon the Company or Subsidiary.

3. We further note your consent to our providing copies of this Letter Agreement to potential PIPE investors as well as to NASDAQ and/or any other US governmental authority.

4. This Letter Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that facsimile signatures shall be binding.

5. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day of the recipient, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent the party's address set forth in the header of this Letter Agreement or at such other address as any party may designate by ten (10) days advance written notice to the other parties hereto.

6. Any term of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

7. This Letter Agreement shall be governed by and construed under the laws of the State of Delaware, exclusive of the provisions thereof governing conflicts of laws.

Sincerely,

IXI MOBILE, Inc.	IXI MOBILE (R&D) Ltd
By:	By:

Name:	Name:

Title:	Title:

[IXI Signature Page to Conversion Letter Agreement]

LANDA VENTURES LTD.

By:
Name:
Title:

[Landa Signature Page to Conversion Letter Agreement]